UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 14, 2007

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	I.R.S. Employer Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

FirstEnergy Corp. is a diversified energy company that operates primarily through three core business segments: energy delivery services, competitive energy services and Ohio transitional generation services.  Effective January 1, 2007, FirstEnergy changed its external segment reporting structure to reflect the operations of its core business segments and to align its external segment reporting with internal management reporting to its chief operating decision maker.

FirstEnergy is recasting the presentation of its reportable segments for all periods included in its Annual Report on Form 10-K for the year ended December 31, 2006 to conform to the new segment reporting structure initially presented in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.  Accordingly, Exhibit 99.1 to this Current Report on Form 8-K, which is attached hereto and incorporated by reference, updates and supersedes certain information previously reported in Items 7 and 8 of Part II of FirstEnergy’s Annual Report on Form 10-K for the year ended December 31, 2006.  These changes did not have an impact on the previously reported consolidated financial results of FirstEnergy.

Revisions to the previously reported information are limited to the segment reporting disclosures in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Notes 2(H) and 16 to the Consolidated Financial Statements of FirstEnergy.  These revisions do not impact the Consolidated Statements of Income, Consolidated Balance Sheets or Consolidated Statements of Cash Flows, as previously reported in FirstEnergy’s Annual Report on Form 10-K for the year ended December 31, 2006.  By virtue of this Current Report, FirstEnergy will be able to incorporate the updated information by reference into future registration statements or post-effective amendments to existing registration statements.  The information in this Current Report on Form 8-K is presented as of December 31, 2006 and has not been updated or modified to reflect financial results subsequent to that date or any other changes since the filing date of the Annual Report on Form 10-K.  Refer to FirstEnergy’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007 for the disclosure of significant developments subsequent to the filing of its Annual Report on Form 10-K for the year ended December 31, 2006.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.
99.1	FirstEnergy 2006 Annual Report to Stockholders (updated to present recasted business segment information).

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission (including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007) as disclosed in FirstEnergy’s SEC filings, the timing and outcome of various proceedings before the Public Utilities Commission of Ohio (including, but not limited to, the distribution rate cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan and the Rate Certainty Plan, including the deferral of fuel costs) and the Pennsylvania Public Utility Commission (including Penn’s default service plan filing), the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan filing for Met-Ed and Penelec, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, any final adjustment in the purchase price per share under the accelerated share repurchase program announced March 2, 2007, the risks and other factors discussed from time to time in the registrant’s SEC filings, and other similar factors.  The registrant expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 14, 2007

FIRSTENERGY CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer